Exhibit 99.3

BOWMAN CONSULTING GROUP LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands)

	As of March 31, 2022 Bowman	As of March 31, 2022 McMahon	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current Assets
Cash and equivalents	$34,938	$467	$(7,467)	$27,938	5	(a)
Accounts receivable, net	45,372	8,676	(8)	54,040	5	(b)
Contract assets	10,396	284	559	11,239	5	(c)
Notes receivable - officers, employees, affiliates, current portion	1,207	511	(505)	1,213	5	(d)
Prepaid and other current assets	5,440	227	—	5,667

Total current assets	97,353	10,165	(7,421)	100,097
Non-Current Assets
Property and equipment, net	20,745	1,116	—	21,861
Goodwill	29,148	—	8,815	37,963	5	(e)
Notes receivable	903	—	—	903
Notes receivable - officers, employees, affiliates, less current portion	1,200	—	—	1,200
Other intangible assets, net	11,819	—	3,342	15,161	5	(f)
Other assets	721	85	—	806

Total Assets	$161,889	$11,366	$4,736	$177,991

Current Liabilities
Accounts payable and accrued liabilities, current portion	21,026	3,210	(745)	23,491	5	(g)
Contract liabilities	5,551	—	788	6,339	5	(c)
Notes payable, current portion	4,572	—	1,362	5,934	5	(h)
Deferred rent, current portion	721	—	—	721
Capital lease obligation, current portion	5,491	—	—	5,491

Total current liabilities	37,361	3,210	1,405	41,976
Non-Current Liabilities
Notes payable, less current portion	7,399	—	2,035	9,434	5	(h)
Deferred rent, less current portion	4,063	—	—	4,063
Capital lease obligation, less current portion	10,705	—	—	10,705
Deferred tax liability, net	4,290	374	(374)	4,290	5	(i)

Total liabilities	$63,818	$3,584	$3,066	$70,468

Shareholders’ Equity
Preferred Stock	—	—	—	—
Common stock	148	1	5	154	5	(j)
Additional paid-in-capital	139,996	214	7,714	147,924	5	(j)
Treasury stock	(18,476)	(17)	17	(18,476)	5	(j)
Stock subscription notes receivable	(253)	—	—	(253)
Retained earnings (accumulated deficit)	(23,344)	7,584	(6,066)	(21,826)	5	(k)

Total shareholders’ equity	$98,071	$7,783	$1,670	$107,523

TOTAL LIABILITIES AND EQUITY	$161,889	$11,366	$4,736	$177,991

BOWMAN CONSULTING GROUP LTD.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

THREE MONTHS ENDED MARCH 31, 2022

(in thousands except per share amounts)

	As of March 31, 2022 Bowman	As of March 31, 2022 McMahon	Pro Forma Adjustments	Pro Forma Combined
Gross Contract Revenue	$52,461	$8,679	379	$61,519	6	(a)
Contract costs: (exclusive of depreciation and amortization below)
Direct payroll costs	20,659	3,320	—	23,979
Sub-consultants and expenses	4,760	1,184	—	5,944

Total contract costs	25,419	4,504	—	29,923

Operating Expenses:
Selling, general and administrative	22,821	3,738	87	26,646	6	(b)
Depreciation and amortization	2,389	103	40	2,532	6	(c)
(Gain) on sale	(6)	—	—	(6)

Total operating expenses	25,204	3,841	127	29,172

Income from operations	1,838	334	252	2,424

Other (income) expense	498	(118)	—	379

Income before tax expense	1,340	452	252	2,045
Income tax (benefit) expense	(117)	131	73	87	6	(d)

Net income	$1,457	$322	179	$1,958

Earnings allocated to non-vested shares	254	—	85	339	6	(e)

Net income attributable to common shareholders	$1,203	$322	94	$1,619

Earnings per share
Basic	$0.12			$0.16
Diluted	$0.12			$0.15
Weighted average shares outstanding:
Basic	9,926,395			10,403,191	6	(e)
Diluted	10,043,794			10,520,590	6	(e)

BOWMAN CONSULTING GROUP LTD.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

YEAR ENDED DECEMBER 31, 2021

(in thousands except per share amounts)

	Year Ended December 31, 2021 Bowman	Year Ended December 31, 2021 McMahon	Pro Forma Adjustments	Pro Forma Combined
Gross Contract Revenue	$149,970	$33,625	—	$183,595
Contract costs: (exclusive of depreciation and amortization below)
Direct payroll costs	59,416	12,459	—	71,875
Sub-consultants and expenses	15,116	5,099	—	20,215

Total contract costs	74,532	17,558	—	92,090

Operating Expenses:
Selling, general and administrative	69,029	15,926	342	85,297	6	(b)
Depreciation and amortization	6,371	462	676	7,509	6	(c)
(Gain) on sale	(122)	—	—	(122)

Total operating expenses	75,278	16,388	1,018	92,684

Income from operations	160	(321)	(1,018)	(1,179)

Other (income) expense	1,440	(3,917)	—	(2,477)

Income before tax expense	(1,280)	3,596	(1,018)	1,298
Income tax (benefit) expense	(1,579)	1,039	(294)	(834)	6	(d)

Net income	$299	$2,557	(724)	$2,132

Earnings allocated to non-vested shares	56	—	341	397	6	(e)

Net income attributable to common shareholders	$243	$2,557	(1,065)	$1,735

Earnings per share
Basic	$0.03			$0.22
Diluted	$0.03			$0.21
Weighted average shares outstanding:
Basic	7,525,206			8,002,002	6	(e)
Diluted	7,635,615			8,112,411	6	(e)

BOWMAN CONSULTING GROUP LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Transaction

On May 4, 2022 , Bowman Consulting Group Ltd. (the “Company” or “Bowman”) completed its acquisition of McMahon Associates Inc., a Pennsylvania corporation (“McMahon”), pursuant to the Stock Purchase Agreement, dated May 4, 2022 (the “Agreement”), among the Company, McMahon, McMahon Associates Holdings, Inc. (“McMahon Holdings”) and certain shareholders of McMahon Holdings. McMahon provides transportation planning and engineering services to private and public sector clients with a focus on projects oriented to roads and bridges; traffic and parking; signals and ITS (intelligent transportation systems); community transportation; and public transit. The firm is comprised of over 200 professionals with fifteen offices located throughout New England, the Mid-Atlantic region, and Florida.

The aggregate consideration was approximately $18.3 million which consisted of (i) $7.0 million in cash, (ii) non-negotiable promissory notes in the aggregate amount of $3.4 million, subject to adjustment, and (iii) the issuance of 476,796 shares of Bowman common stock at a price of $16.64 per share, which was the closing price of the Company’s stock on May 4, 2022. The shares are subject to a six-month lock-up.

Note 2. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022, and the unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2022 and for the year ended December 31, 2021, are based on the historical financial statements of Bowman, after giving effect to Bowman’s acquisition of McMahon and the assumptions and adjustments described in the notes herein. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 is presented as if the acquisition occurred on March 31, 2022. The unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2022 and for the year ended December 31, 2021, are presented as if the acquisition occurred on January 1, 2021.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial position of Bowman that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of the future results of operations or financial position of Bowman. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating synergies that Bowman may achieve with respect to the combined companies. The unaudited pro forma condensed consolidated financial statements and notes thereto should be read in conjunction with the historical financial statements of Bowman included in the annual report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“the SEC”) on March 23, 2022 and the quarterly report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 12, 2022, and in conjunction with the historical financial statements of McMahon presented in Exhibits 99.1 and 99.2 of this Form 8-K/A.

Note 3. Accounting Policies

Based upon Bowman’s review of McMahon’s significant accounting policies, the pro forma financial statements assume there will be no adjustments required to conform McMahon’s accounting policies to Bowman’s accounting policies. However, certain balances from the historical financial statements of McMahon were reclassified to conform to Bowman’s financial statement presentation. At this time, Bowman is not aware of any other differences that would have a material impact on the pro forma financial statements.

BOWMAN CONSULTING GROUP LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and the liabilities assumed are recognized at their fair value as of the acquisition date and added to those of Bowmans. The determination of fair value used in the pro forma adjustments presented herein are preliminary and based on management estimates and have been prepared to illustrate the estimated effect of the acquisition and is subject to change when additional information is obtained.

Goodwill results from an assembled workforce, which does not qualify for separate recognition, as well as expected future synergies from combining operations. All the goodwill recognized is expected to be deductible for tax purposes. The Company has not completed its final assessment of the fair values of McMahon’s assets acquired and liabilities assumed. The final purchase allocation could result in adjustments to certain assets and liabilities, including the residual amount allocated to goodwill.

The following summarizes the preliminary calculations of the fair values of McMahon’s assets acquired and liabilities assumed as of the acquisition date (in thousands):

Total Purchase Price	$18,331
Purchase Price Allocation:
Accounts Receivable, net	8,456
Prepaid and other current assets	156
Property and equipment, net	819
Intangible assets	3,342
Contract assets	1,017
Other assets	193
Accounts payable and other current liabilities	(3,512)
Other non-current obligations	(220)
Contract liabilities	(841)

Total identifiable assets	$9,270
Goodwill	8,921

Net assets acquired	$18,331

Note 5. Pro Forma Adjustments – Balance Sheet

The following pro forma adjustments, which are based on preliminary estimates and assumptions that are subject to change, are included in the unaudited pro forma condensed consolidated balance sheet:

(a)	To eliminate the cash and cash equivalents that were not transferred as part of the acquisition.

To reflect the cash outflow as a result of the McMahon acquisition (in thousands):

Payment of purchase consideration	(7,000)
Elimination of McMahon’s cash and cash equivalents	(467)

Adjustment to cash and cash equivalents	$(7,467)

BOWMAN CONSULTING GROUP LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(b)	To eliminate accounts receivable related to an entity that was not acquired in the acquisition

(c)	To adjust contract assets and liabilities in accordance with FASB ASC 606 Revenue from contracts with customers.

(d)	To eliminate notes that were not assumed in the acquisition

(e)	To record the estimated fair value of the goodwill that would have been recognized if the acquisition occurred on March 31, 2022.

(f)	To record the estimated fair value of the identifiable intangible assets that would have been recognized if the acquisition occurred on March 31, 2022.

(g)	To eliminate outstanding obligations not assumed as part of the acquisition

(h)	To reflect changes in notes payable, as follows (in thousands):

	Notes payable - current	Notes payable - non- current
Promissory notes - seller financed	1,362	2,035

Adjustment to notes payable	$1,362	$2,035

(i)	To reflect changes in noncurrent deferred tax liability, net as follows:

(j)

To reflect the stock consideration component of McMahon’s acquisition and restricted stock awards (RSA) issued to McMahon employees and the elimination of McMahon’s historical common stock, additional paid-in capital and treasury stock (in thousands):

	Common Stock	Additional Paid-in- Capital	Treasury Stock
Stock consideration of McMahon’s acquisition and RSA issued to McMahon employees	6	7,928	0
Elimination of McMahon’s Equity	(1)	(214)	17

Adjustment to equity	$5	$7,714	$17

(k)	To reflect the elimination of McMahon’s equity in accordance with FASB ASC 805 Business Combinations.

BOWMAN CONSULTING GROUP LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Pro Forma Adjustments – Income Statements

The following pro forma adjustments, which are based on preliminary estimates and assumptions that are subject to change, are included in the unaudited pro forma condensed consolidated income statements:

(a)	To adjust revenue in accordance with FASB ASC 606 Revenue from contracts with customers.

(b)

To reflect the change in stock-based compensation expense for restricted stock awards (RSA), awarded to McMahon employees. Pro forma stock-based compensation expense relating to these awards of $0.3 million and $0.1 million was recognized for three months ended March 31, 2022 and for the year ended December 31, 2021, respectively.

(c)	To reflect changes in amortization expense (in thousands):

(d)	To reflect the income tax effect of pro forma adjustments based on the statutory rate of 28.9%

(e)

To reflect the adjustments to earnings allocated to non-vested shares and to the weighted average shares outstanding for the stock consideration of McMahon’s acquisition and restricted stock awards (RSA) issued to McMahon employees.